UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2021

CROWN HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 Township Line Road
Yardley, Pennsylvania 19067
(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock $5.00 Par Value	CCK	New York Stock Exchange
7 3/8% Debentures Due 2026	CCK26	New York Stock Exchange
7 1/2% Debentures Due 2096	CCK96	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2021, Crown Holdings, Inc. (the “Company”) announced the upcoming retirement of Thomas A. Kelly, the Company’s Senior Vice President and Chief Financial Officer, who will retire in January 2022. As a result of Mr. Kelly’s retirement, Kevin C. Clothier, age 53, the Company’s Vice President & Treasurer, will assume the role of Senior Vice President and Chief Financial Officer, effective January 1, 2022.

There are no arrangements or understandings between Mr. Clothier and any other person pursuant to which he was selected as Senior Vice President and Chief Financial Officer. Mr. Clothier does not have any familial relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Clothier has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Also on October 29, 2021, the Company announced that Ms. Christy L. Kalaus, age 42, the Company’s Assistant Corporate Controller, was promoted to Vice President and Corporate Controller, effective January 1, 2022, and that Mr. David A. Beaver, age 45, the Company’s current Corporate Controller, has been appointed the Company’s new Vice President & Treasurer, effective January 1, 2022.

There are no arrangements or understandings between Ms. Kalaus and any other person pursuant to which she was selected as Vice President and Corporate Controller. Ms. Kalaus does not have any familial relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Ms. Kalaus has an interest requiring disclosure under Item 404(a) of Regulation S-K.

There are no arrangements or understandings between Mr. Beaver and any other person pursuant to which he was selected as Vice President & Treasurer. Mr. Beaver does not have any familial relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Beaver has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure

On October 29, 2021, the Company issued a press release announcing the changes described in the first paragraph of Item 5.02. A copy of the Company’s press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

Also on October 29, 2021, the Company issued a press release announcing the changes described in the third paragraph of Item 5.02. A copy of the Company’s press release is being furnished as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 and Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

The following are furnished as exhibits to this report.

99. 1	Crown Holdings, Inc. press release dated October 29, 2021.

99. 2	Crown Holdings, Inc. press release dated October 29, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2021

CROWN HOLDINGS, INC.

By:	/s/ David A. Beaver
Name:	David A. Beaver
Title:	Vice President and Corporate Controller